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                                                                      EXHIBIT 21

                 SUBSIDIARIES OF C.H. ROBINSON WORLDWIDE, INC.

     The Company's consolidated subsidiaries are shown below together with the percentage of voting securities owned and the state or jurisdiction of organization of each subsidiary. The names have been omitted for subsidiaries which, if considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. Subsidiaries of subsidiaries are indented in the following table:

                                                  Percentage of
                                                Outstanding Voting
Subsidiaries                                     Securities Owned
------------                                     ----------------

C.H. Robinson International, Inc.                      100%
     (Minnesota)
     C.H. Robinson Venezuela, C.A.                      51%
          (Venezuela)
C.H. Robinson de Mexico, S.A. de C.V.                  100%
     (Mexico)
C.H. Robinson Company (Canada) Ltd.                    100%
     (Ontario, Canada)
C.H. Robinson Company                                  100%
     (Delaware)
     C.H. Robinson Company LP                            1%
          (Minnesota)
     C.H. Robinson Company, Inc.                       100%
          (Minnesota)
          CHR Aviation, LLC                            100%
               (Minnesota)
     Daystar-Robinson, Inc.                            100%
          (Delaware)
     Fresh 1 Marketing, Inc.                           100%
          (Minnesota)
     Preferred Translocation Systems, Inc              100%
          (Minnesota)
Robinson Holding Company                               100%
     (Minnesota)
     C.H. Robinson Company LP                           99%
          (Minnesota)
Wagonmaster Transportation Co.                         100%
     (Minnesota)
Robinson Europe, S.A.                                  100%
     (France)
     Robinson Italia S.R.L                              95%
          (Italy)
C.H. Robinson Poland Sp. Zo.o                          100%
     (Poland)
Comexter Trading S.A.                                  100%
     (Argentina)
Comexter Cargo S.A.                                    100%
     (Argentina)
Geotrade S.A.                                          100%
     (Argentina)
Comexter Trading Company                               100%
     (Florida)
Comexter Cargo, Inc.                                   100%
     (Florida)
Norminter S.A.                                         100%
     (France)
     C.H. Robinson (UK) Limited                        100%
          (United Kingdom)
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     Norminter France SARL                             100%
          (France)
     Norminter Iberica                                  98%
          (Spain)
     E.G.C. SARL                                       100%
          (France)
Payment & Logistics Services, Inc.                     100%
     (Minnesota)
T-Chek Systems, Inc.                                   100%
     (Minnesota)
Robinson Logistica Do Brasil Ltda.                     100%
     (Brazil)